FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as of September 19, 2005, is between CONCORD TECHNOLOGIES, L.P., a Texas limited partnership ("Concord"), GEOSPACE ENGINEERING RESOURCES INTERNATIONAL, LP, a Texas limited partnership ("Engineering"), GEOSPACE TECHNOLOGIES, LP, a Texas limited partnership ("Geospace"), OYO INSTRUMENTS, LP, a Texas limited partnership ("Instruments"), and OYOG OPERATIONS, LP, a Texas limited partnership ("Operations", and together with Concord, Engineering, Geospace and Instruments, the "Borrowers"), jointly and severally, and REGIONS BANK (F/K/A UNION PLANTERS BANK, N.A.) ("Lender").

RECITALS:

A. Borrowers and Lender entered into that certain Loan Agreement dated as of November 22, 2004 (the "Agreement").

B. Borrowers and Lender now desire to amend the Agreement as herein set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

Definitions

Section 1.1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the meanings given to such terms in the Agreement, as amended hereby.

ARTICLE II.

Amendments

Section 2.1. Amendment to Certain Definitions. (a) Effective as of date hereof, the definition of each of the following terms contained in Section 1.1 of the Agreement is amended to read in its respective entirety as follows:

"Applicable Margin" means, for the Levels described below, the percentage amounts set forth below.

	Level I	Level II	Level III
LIBOR Margin	2.00%	1.75%	1.50%
Prime Rate Margin	-0.50%	-0.85%	-1.35%

Level I applies when the Debt Service Coverage Ratio is less than or equal to 1.50 to 1.00.

Level II applies when the Debt Service Coverage Ratio is greater than 1.50 to 1.00 but less than or equal to 1.75 to 1.00.

Level III applies when the Debt Service Coverage Ratio is greater than 1.75 to 1.00.

The applicable Level shall be adjusted, to the extent applicable, effective sixty (60) days after the end of each quarter (or, in the case of any change reflected by the audited financial statements delivered pursuant to Section 7.1(a), one hundred twenty (120) days after the end of any fiscal year) based on the Debt Service Coverage Ratio tested for the period ending on the last day of such quarter or such fiscal year, as applicable; provided that if Borrowers fail to deliver the financial statements required by Section 7.1(a) or (b), as applicable, or the related No Default Certificate required by Section 7.1(c) by the sixtieth (60th) day after the end of any quarter (or, if applicable, the one hundred twentieth (120th) day after the end of any fiscal year) Level I shall apply until such financial statements and No Default Certificate are delivered.

"Commitment" means the obligation of Lender to make Advances and issue Letters of Credit hereunder in an aggregate principal amount at any time outstanding up to but not exceeding $20,000,000.00.

"Debt Service Coverage Ratio" means for Parent and its Subsidiaries, on a consolidated basis, as of any date (a) EBITDA for the relevant period ended as of such date, divided by the sum of (b) Current Maturities of Long Term Debt as of such date, plus (c) Interest Expense for the relevant period ended as of such date, plus (d) Distributions for the relevant period ended as of such date. The Debt Service Coverage Ratio will be calculated and tested as of the last day of each fiscal quarter of Borrower on a cumulative basis for the four quarters ended as of such date (a "rolling four quarter" basis).

(b) Effective as of the date hereof, the following definitions shall be added to Section 1.1 of the Agreement in proper alphabetical order:

"Accounts" means the aggregate of all accounts receivable of Parent and its Subsidiaries in accordance with GAAP.

"Asset Coverage Ratio" means, at any time, for Parent and its Subsidiaries, on a consolidated basis, (a) the sum of (i) eighty percent (80%) of the value of the Accounts, plus (ii) eighty percent (80%) of the value of the Notes Receivable, plus (iii) fifty percent (50%) of the value of Inventory, plus (iii) fifty percent (50%) of the value of Net Fixed Assets, divided by (b) Funded Debt.

"Distribution" means (a) any distribution, dividend or any other payment or distribution (in cash, property or obligations) made by Parent on account of its capital stock, (b) any redemption, purchase, retirement or other acquisition by Parent of any of its capital stock, or (c) the establishment of any fund for any such distribution, dividend, payment or acquisition.

"Funded Debt" means, at any time, for Parent and its Subsidiaries, on a consolidated basis (and without duplication), the sum of (a) all indebtedness for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, including the Note (b) all Capital Lease Obligations, (c) all obligations to pay the deferred purchase price of property or services (but excluding trade accounts payable or trade notes in the ordinary course of business that are not past due by more than 120 days), (d) all indebtedness secured by a Lien on the property of Parent or its Subsidiaries and (e) the Letter of Credit Liabilities.

"Inventory" means all inventory of raw materials, work-in-process and finished goods of Parent and its Subsidiaries in accordance with GAAP.

"Net Fixed Assets" means the value of fixed assets of Parent and its Subsidiaries as shown on the financial statements of Parent and its Subsidiaries delivered pursuant to Sections 7.1(a) and (b).

"Notes Receivable" mean all notes receivable of Parent and its Subsidiaries in accordance with GAAP.

(c) Effective as of the date hereof, the definition of the following terms shall be deleted from Section 1.1 of the Agreement:

Borrowing Base

Borrowing Base Certificate

Current Assets

Current Liabilities

Current Ratio

Domestic Receivables

Eligible Accounts

Eligible Inventory

Field Audits

Foreign Person

Foreign Receivables

SWBT

Section 2.2. Amendment to Section 2.1. Effective as of the date hereof, the first sentence contained in Section 2.1 of the Agreement is amended to read in its entirety as follows:

Subject to the terms and conditions of this Agreement, Lender agrees to make one or more Advances to Borrowers from time to time from the date hereof to and including the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the Commitment; provided that the aggregate amount of all Advances at any time outstanding shall not exceed the Commitment minus the outstanding Letter of Credit Liabilities.

Section 2.3. Amendment to Section 2.3. Effective as of the date hereof, clause (i) contained in paragraph (a) of Section 2.3 of the Agreement is amended to read in its entirety as follows:

(i) in the case of each Advance which is a Prime Rate Advance, on the first day of each month;

Section 2.4. Amendment to Section 2.5(b). Effective as of the date hereof, the last sentence contained in Section 2.5(b) of the Agreement is deleted in its entirety.

Section 2.5. Amendment to Section 2.7. Effective as of the date hereof, Section 2.7 of the Agreement is amended to read in its entirety as follows:

Section 2.7. Intentionally Deleted.

Section 2.6. Amendment to Section 2.7. Effective as of the date hereof, the reference to "Borrowing Base" contained in Section 2.7 of the Agreement is amended to read "Commitment".

Section 2.7. Amendment to Section 2.8. Effective as of the date hereof, the first sentence contained in Section 2.8 of the Agreement is amended to read in its entirety as follows:

Subject to the terms and conditions of this Agreement, Lender agrees to issue one or more Letters of Credit for the account of Borrowers from time to time from the date hereof to and including the Termination Date; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the Commitment minus the outstanding Advances.

Section 2.8. Amendments to Section 2.9. (a) Effective as of the date hereof, the penultimate sentence contained in Section 2.9 of the Agreement is amended to read in its entirety as follows:

Each request for a Letter of Credit shall constitute a representation by Borrowers to Lender that (a) the sum of (i) the outstanding Advances plus (ii) the Letter of Credit Liabilities plus (iii) the face amount of the requested Letter of Credit does not exceed the Commitment, and (b) no Event of Default exists.

(b) Effective as of the date hereof, the last sentence contained in Section 2.9 of the Agreement is deleted in its entirety.

Section 2.9. Amendment to Section 4.1(a). Effective as of the date hereof, Section 4.1(a) of the Agreement is amended to read in its entirety as follows:

(a) Each Borrower shall grant to Lender a first priority security interest in (i) all of its accounts, accounts receivable, general intangibles (but excluding patents, trademarks, trade names and other intellectual property), inventory, chattel paper, documents, instruments, deposit accounts, equipment, machinery and furniture, and (ii) all of its investment property, cash and financial assets arising therefrom, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to the Security Agreement executed by such Borrower.

Section 2.10. Amendment to Section 7.1. (a) Effective as of the date hereof, paragraphs (d) and (e) contained in Section 7.1 of the Agreement are amended to read in their entirety as follows:

(d) Intentionally Deleted.

(e) Intentionally Deleted.

(b) Effective as of the date hereof, paragraph (f) contained in Section 7.1 of the Agreement is amended to read in its entirety as follows:

(f) Upon request from Lender, which request will not be made more than once each calendar quarter unless an Event of Default is continuing, Borrower shall deliver to Lender:

(i) Accounts Receivable Reports. Aged accounts receivable reports for Borrowers certified by an officer of each Borrower acceptable to Lender.

(ii) Inventory Report. An inventory report certified by an officer of each Borrower acceptable to Lender.

(iii) Fixed Assets Report. A fixed assets report certified by an officer of each Borrower acceptable to Lender.

Section 2.11. Amendment to Section 7.6. Effective as of the date hereof, Section 7.6 of the Agreement is amended to read in its entirety as follows:

Section 7.6. Inspection. (a) At any reasonable time and from time to time and upon reasonable prior notice from Lender, each Borrower will permit, and will cause each Guarantor and each Subsidiary to permit, representatives of Lender to examine and make copies of the books and records of, and visit and inspect the properties or assets of Borrowers, Guarantors and any Subsidiary and to discuss the business, operations, and financial condition of any such Persons with their respective officers and employees and with their independent certified public accountants.

Section 2.12. Amendment to Section 8.2. Effective as of the date hereof, clause (b) contained in Section 8.2 of the Agreement is amended to read in its entirety as follows:

(b) purchase money Liens securing Debt permitted by Section 8.1(b), which Liens cover only the assets financed with the Debt permitted by Section 8.1(b), but not the Collateral or the machinery, equipment, furniture or fixtures of any Guarantor or any Subsidiary,

Section 2.13. Amendment to Section 8.3. Effective as of the date hereof, Section 8.3 of the Agreement is amended to read in its entirety as follows:

Section 8.3. Intentionally Deleted.

Section 2.14. Amendment to Section 8.4. Effective as of the date hereof, clause (c) contained in Section 8.4 of the Agreement is amended to read in its entirety as follows:

(c) sell, lease, assign, transfer or otherwise dispose of substantially all of its assets, except dispositions of inventory in the ordinary course of business; provided that Borrowers will and will cause each Guarantor and each Subsidiary to, notify Lender of any sale, liquidation or other disposition of assets ("Disposition") the proceeds of which are in excess of $750,000.00 during any month within five (5) Business Days following any such Disposition, except that Borrowers shall not be required to notify Lender of Dispositions of rental equipment in the ordinary course of business,

Section 2.15. Addition of Section 8.12. Effective as of the date hereof, Section 8.12 shall be added to the Agreement, and shall read in its entirety as follows:

Section 8.12. Capital Expenditures. No Borrower will permit the aggregate capital expenditures of Borrowers, Guarantors and their Subsidiaries to exceed $8,000,000.00 during any fiscal year.

Section 2.16. Amendment to Article IX. Effective as of the date hereof, Article IX of the Agreement is amended to read in its entirety as follows:

ARTICLE IX.

Financial Covenants

Borrowers covenant and agree that, as long as the Obligations or any part thereof are outstanding or Lender has any Commitment hereunder, Borrowers will observe and perform, and will cause Parent and its Subsidiaries to observe and perform, the financial covenants set forth below, unless Lender shall otherwise consent in writing.

Section 9.1. Tangible Net Worth. During (a) the period from August 31, 2005 through September 30, 2006, Parent will maintain Tangible Net Worth in an amount not less than $50,000,000.00, and (b) each twelve month period from October 1 through the next September 30, commencing with the twelve month period beginning on October 1, 2006 and ending on September 30, 2007, Parent will maintain Tangible Net Worth in an amount not less than the sum of (i) $50,000,000.00 plus (ii) fifty percent (50%) of Net Income for each fiscal year of Parent which has been completed as of the date of such calculation, commencing with the fiscal year ending on September 30, 2006; provided, however that for any fiscal year for which Net Income was less than zero, Net Income for such fiscal year shall be assumed to be zero ( and shall be calculated as zero for such fiscal year). Tangible Net Worth shall be calculated and tested quarterly as of the last day of each fiscal quarter of Parent.

Section 9.2. Asset Coverage Ratio. Parent will at all times maintain an Asset Coverage Ratio of not less than 1.50 to 1.00. The Asset Coverage Ratio shall be calculated and tested quarterly as of the last day of each fiscal quarter of Parent.

Section 9.3. Ratio of Total Liabilities to Tangible Net Worth. Parent will at all times maintain a Ratio of Total Liabilities to Tangible Net Worth of not greater than 0.65 to 1.00. The Ratio of Total Liabilities to Tangible Net Worth shall be calculated and tested quarterly as of the last day of each fiscal quarter of Parent.

Section 9.4. Debt Service Coverage Ratio. Borrower will at all times maintain a Debt Service Coverage Ratio of not less than 1.25 to 1.00.

Section 2.17. Amendment to Exhibits. Effective as of the date hereof, (a) Exhibit "A" to the Agreement (Note) is amended to conform in its entirety to Annex "A" to this Amendment, (b) Exhibit "B" to the Agreement (Security Agreement-Concord) is amended to conform in its entirety to Annex "B" to this Amendment, (c) Exhibit "C" to the Agreement (Security Agreement-Engineering) is amended to conform in its entirety to Annex "C" to this Amendment, (d) Exhibit "D" to the Agreement (Security Agreement-Geospace) is amended to conform in its entirety to Annex "D" to this Amendment, (e) Exhibit "E" to the Agreement (Security Agreement-Instruments) is amended to conform in its entirety to Annex "E" to this Amendment, (f) Exhibit "F" to the Agreement (Security Agreement-Operations) is amended to conform in its entirety to Annex "F" to this Amendment, (g) Exhibit "G" to the Agreement (Guaranty-General Partner) is amended to conform in its entirety to Annex "G" to this Amendment, (h) Exhibit "H" to the Agreement (Guaranty-Limited Partner) is amended to conform in its entirety to Annex "H" to this Amendment, (i) Exhibit "I" to the Agreement (Guaranty-Parent) is amended to conform in its entirety to Annex "I" to this Amendment, (j) Exhibit "K" to the Agreement (Advance Request Form) is amended to conform in its entirety to Annex "J" to this Amendment, (k) Exhibit "L" to the Agreement (Borrowing Base Certificate) is hereby deleted in its entirety, (l) Exhibit "M" to the Agreement (No Default Certificate) is amended to conform in its entirety to Annex "L" to this Amendment.

ARTICLE III

Conditions Precedent

Section 3.1. Conditions. The effectiveness of this Amendment is subject to the receipt by Lender of the following in form and substance satisfactory to Lender:

(a) Certificate - Each Borrower. For each Borrower, a certificate of an officer of such Borrower acceptable to Lender certifying (i) resolutions of the General Partner which authorize the execution, delivery and performance by such Borrower of this Amendment and the other Loan Documents to which such Borrower is or is to be a party, and (ii) the names of the officers of such Borrower authorized to sign this Amendment and each of the other Loan Documents to which such Borrower is or is to be a party together with specimen signatures of such Persons.

(b) Governmental Certificates - Each Borrower. A certificate issued by the appropriate government official of the state of organization of each Borrower as to the existence of such Borrower.

(c) Certificate - Parent. A certificate of the Secretary or another officer of Parent acceptable to Lender certifying (i) resolutions of the board of directors of Parent which authorize the execution, delivery and performance by Parent of the Guaranty-Parent and the other Loan Documents to which Parent is or is to be a party, and (ii) the names of the officers of Parent authorized to sign the Guaranty-Parent and each of the other Loan Documents to which Parent is or is to be a party together with specimen signatures of such officers.

(d) Governmental Certificates - Parent. Certificates issued by the appropriate government officials of (i) the state of incorporation of Parent as to the existence and good standing of Parent and (ii) the state of Texas as to the existence and good standing of Parent as a foreign corporation in such state.

(e) Certificate - Each Partner. A certificate of a Manager or another officer of each Partner acceptable to Lender certifying (i) resolutions of the Members of such Partner which authorize the execution, delivery and performance by such Partner of the Guaranty Agreement to which such Partner is a party and the other Loan Documents to which such Partner is or is to be a party, and (ii) the names of the Managers or other officers of such Partner authorized to sign the Guaranty Agreement to which such Partner is a party and the other Loan Documents to which such Partner is or is to be a party together with specimen signatures of such Persons.

(f) Governmental Certificates - Each Partner. Certificates issued by the appropriate government officials of (i) the state of Delaware as to the existence and good standing of General Partner and (ii) the state of Nevada as to the existence and good standing of Limited Partner.

(g) Note. The Note executed by Borrowers.

(h) Security Agreements. The Security Agreements executed by each Borrower, respectively.

(i) Guaranty Agreements. The Guaranty Agreements executed by each Guarantor, respectively.

(j) Additional Information. Such additional documents, instruments and information as Lender may reasonably request.

Section 3.2. Additional Conditions. The effectiveness of this Amendment is also subject to the satisfaction of the additional conditions precedent that the representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof, all proceedings, corporate or otherwise, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender, and no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE IV.

Ratifications, Representations, and Warranties

Section 4.1. Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender agree that the Agreement as amended hereby shall continue to be the legal, valid and binding obligation of such Persons enforceable against such Persons in accordance with its terms.

Section 4.2. Representations, Warranties and Agreements. Each Borrower hereby represents and warrants to Lender that the execution, delivery, and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite action on the part of such Borrower and will not violate the Organizational Documents of such Borrower, the representations and warranties contained in the Agreement as amended hereby, and all other Loan Documents are true and correct on and as of the date hereof as though made on and as of the date hereof, no Event of Default or Unmatured Event of Default has occurred and is continuing, such Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby, such Borrower is indebted to Lender pursuant to the terms of the Note, as the same may have been renewed, modified, extended and rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment, the liens, security interests, encumbrances and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests, encumbrances and assignments and secure the Note as the same may have been renewed, modified or rearranged, including, without limitation, renewals, modifications and extensions made pursuant to this Amendment, and such Borrower has no claims, credits, offsets, defenses or counterclaims arising from the Loan Documents or Lender's performance under the Loan Documents.

ARTICLE V.

Miscellaneous

Section 5.1. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Documents including any Loan Document furnished in connection with this Amendment shall fully survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely on them.

Section 5.2. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement, as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement, as amended hereby.

Section 5.3. Expenses of Lender. As provided in the Agreement, Borrowers agree to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and the other documents and instruments executed pursuant hereto and any and all amendments, modifications and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel, and all reasonable costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Lender's legal counsel.

Section 5.4. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.5. APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN HOUSTON, HARRIS COUNTY, TEXAS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

Section 5.6. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

Section 5.7. Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

Section 5.8. Effect of Waiver. No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition or duty by any Borrower under this Amendment shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.9. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.10. ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT AND THE OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

Executed as of the date first written above.

BORROWERS:

CONCORD TECHNOLOGIES, LP

By: OYOG, LLC,

its general partner

By:

Thomas T. McEntire

Vice President and

Chief Financial Officer

GEOSPACE ENGINEERING RESOURCES

INTERNATIONAL, LP

By: OYOG, LLC,

its general partner

By:

Thomas T. McEntire

Vice President and

Chief Financial Officer

GEOSPACE TECHNOLOGIES, LP

By: OYOG, LLC,

its general partner

By:

Thomas T. McEntire

Vice President and

Chief Financial Officer

OYO INSTRUMENTS, LP

By: OYOG, LLC,

its general partner

By:

Thomas T. McEntire

Vice President and

Chief Financial Officer

OYOG OPERATIONS, LP

By: OYOG, LLC,

its general partner

By:

Thomas T. McEntire

Vice President and

Chief Financial Officer

LENDER:

REGIONS BANK

By:

B. Forrest Taylor

Senior Vice President

LIST OF ANNEXES

Annex Document

A Note

B Security Agreement-Concord

C Security Agreement-Engineering

D Security Agreement-Geospace

E Security Agreement-Instruments

F Security Agreement-Operations

G Guaranty-General Partner

H Guaranty-Limited Partner

I Guaranty-Parent

J Advance Request Form

K No Default Certificate